Exhibit 3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 22, 2013, between Broadway Financial Corporation, a Delaware corporation and parent company of Broadway Federal Bank, F.S.B (the “Company”) on the one hand, and each of CJA Private Equity Financial Restructuring Master Fund I LP, a Cayman Islands limited partnership, National Community Investment Fund, a trust, and BBCN Bancorp, Inc., a Delaware corporation (each an “Investor” and, collectively, the “Investors”) on the other hand. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	REGISTRATION RIGHTS

(a)	Shelf Registration.

(i)        Subject to the terms and conditions of this Agreement, the Company covenants and agrees that upon the expiration of ninety (90) days after the date on which the first of the transactions provided for in the agreements listed in Schedule I hereto is completed (the “Filing Deadline”), the Company shall have prepared and filed with the Securities and Exchange Commission (the “SEC”) one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designated an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities until the date that is 12 months after the initial effective date thereof (the “Registration Termination Date”).

(ii)       Any registration pursuant to this Section 1(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.

(b)       Piggyback Registration.

(i)        As long as an Investor holds Registrable Securities (as defined below), if at any time or from time to time, the Company shall determine to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”) (except for the registration of securities (x) to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect or (y) in a transaction relating solely to the sale of debt or convertible debt instruments), at any time, and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall:

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(A)      give to the Investor thirty (30) days written notice prior to filing the registration statement (the “Piggyback Registration Notice”); and

(B)      include in such registrations, and in any underwriting involved therein, all the Registrable Securities specified in a written request made by the Investor within fifteen (15) days after receipt of such written notice from the Company, except as set forth in subsection (ii) below.

(ii)       If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the Piggyback Registration Notice. In such event, the right of the Investor to registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities in the underwriting to the extent provided herein. If the Investor proposes to distribute its securities through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to by the Company with the underwriter(s) selected for such underwriting by the Company. The Investor and its legal counsel shall have the right to review and comment on such underwriting agreement but shall not have any approval rights with respect thereto. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise the Investor and the other holders distributing their securities through such underwriting pursuant to a Piggyback Registration, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting, after first including all securities proposed to be offered and sold by the United States Treasury Department or its permitted transferees and by the Company, shall be allocated among the Investor and other holders otherwise entitled to registration rights in proportion, as nearly as practicable, to the respective amounts of Registrable Securities sought to be registered by the Investor and other securities held by other holders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

2.	EXPENSES OF REGISTRATION

All expenses incurred in connection with the registrations pursuant to Section 1 hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities or fees of separate legal counsel for Investors.

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3.	REGISTRATION PROCEDURES

(a)        Company Obligations.

In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Investors who have rights with respect thereto pursuant to this Agreement advised in writing as to the initiation of each registration and as to the completion thereof. In addition, at its expense the Company will:

(i)        In the case of Piggyback Registrations, keep such registration pursuant to this Agreement continuously effective for a period of ninety (90) days, or such reasonable period necessary to permit Investors to complete the distribution described in the registration statement relating thereto, whichever first occurs;

(ii)       Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to this Section 3(a), keep such registration statement effective and such prospectus supplement current.

(iii)      Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iv)      Furnish to the Holders such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(v)       Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi)      Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

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(vii)     Give written notice to the Holders (which notice shall not contain any material, non-public information):

(A)      when any registration statement filed pursuant to Section 1A or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)      of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)      of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)      of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)      of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(viii)     Use its commercially reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 3(a)(vii)(C) at the earliest practicable time.

(ix)      Upon the occurrence of any event contemplated by Section 3(a)(vii)(C) or 3(a)(vii)(E) and subject to the Company's rights under Section 3(b), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x)       Cause all such Registrable Securities to be listed on each securities exchange on which the same class of securities issued by the Company are then listed.

(xi)      If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

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(xii)     Timely provide to its security holders earnings statements satisfying the provisions of Section 9(a) of the Securities Act and Rule 158 thereunder.

(b)       Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make use of such registration statement, prospectus or prospectus supplement inadvisable, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice (each such suspension, a “Suspension Period”). No single Suspension Period shall exceed forty-five (45) consecutive days and the aggregate of all Suspension Periods shall not exceed one hundred twenty (120) days during any twelve (12) month period.

(c)        Termination of Registration Rights. A Holder's registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(d)       Furnishing Information.

(i)        Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)       It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1 as to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

4.	INDEMNIFICATION

(a)        In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will (i) indemnify and hold harmless each Investor whose shares are so registered and each other person, if any, who controls such Investor or Investors within the meaning of the Securities Act, against any losses, claims, damages or liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals involved) joint or several (collectively, “Losses”), to which such Investor or Investors, such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement

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of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or in any free writing prospectus (as such term is defined in Rule 405) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and (ii) will reimburse Investor, each of its officers, directors and partners, and each person controlling such Investor or Investors, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by an Investor specifically for use therein.

(b)       Each Investor will, if Registrable Securities held by or issuable to such Investor are included in the securities for which a registration is being effected, (i) indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all Losses, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by the Investor specifically for use therein. Notwithstanding the foregoing, the total amount for which the Investor, its officers, directors and partners, and any person controlling the Investor, shall be liable under this Section 4(b) shall not in any event exceed the aggregate proceeds received by the Investor from the sale of its Registrable Securities in such registration.

(c)        If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified

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Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4(c). No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or any other Indemnifying Party if the Company or such other Indemnifying Party was not guilty of such fraudulent misrepresentation.

(d)       Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(e)        Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among one or more Investors, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

(f)        The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

5.	REPORTS UNDER THE EXCHANGE ACT

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)        make and keep public information available, within the meaning of Rule 144, including by filing all reports required under the Exchange Act in a timely manner, at all times after the effective date of the Shelf Registration Statement;

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(b)        furnish to the Investors forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the Shelf Registration Statement), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested to enable any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

6.	LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors who then hold Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of Investor to be included in such registration.

7.	TRANSFER OF REGISTRATION RIGHTS

The registration rights of the Investors (and of any permitted transferee of Investor) under this Agreement with respect to any Registrable Securities may be assigned in whole or in part as provided in Section 8(b) below.

8.	CERTAIN DEFINITIONS

(a)        As used in this Agreement, the following terms shall have the following respective meanings:

(i)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ii)       “Effectiveness Deadline” means, with respect to the Shelf Registration Statement required to be filed pursuant to Section 1(a), the earlier of (i) the 90th calendar day following the Filing Deadline and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(iii)      “Holder” means any Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7.

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(iv)      “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(v)       “Registrable Securities” means any and all shares of (i) common stock, par value $0.01 per share, of the Company (“Common Stock”), including any non-voting common stock, issued or issuable to the Investor pursuant to the Subscription Agreement or other agreement listed in Schedule I to this Agreement, (ii) Series F Common Stock Equivalent, par value $0.01 per share, of the Company (the “Series F Preferred Stock”), (iii) Series G Non-Voting Preferred Stock, par value $0.01 per share, of the Company (such stock and the Series F Preferred Stock being collectively referred to herein as the “Preferred Stock”) issued or issuable upon exchange of Common Stock pursuant to any agreement listed in Schedule I to this Agreement by and between the Company and an Investor, (iv) Common Stock, including any non-voting common stock, issued or issuable upon conversion of the Preferred Stock in accordance with the Company’s Certificate of Incorporation, as amended, supplemented and/or restated, or pursuant to an agreement between the Company and an Investor, (v) capital stock issued in respect of the Common Stock, including any non-voting common stock, or the Preferred Stock in any reorganization, and (vi) capital stock issued in respect of the stock referred to in clauses (i), (ii), (iii), (iv) or (v) above as a result of a stock split, stock dividend, recapitalization or combination; provided, that the Company may, in its discretion, require as a condition to offers and sales of any of the foregoing pursuant to any registration that such securities be offered and sold as, and converted into or exchanged for Common Stock on the closing of, any such sale. Notwithstanding the foregoing, Registrable Securities shall not include any securities that would otherwise be Registrable Securities if the same are (A) sold by a person in a transaction in which the person’s rights under this Agreement are not properly assigned; or (B)(1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(vi)      “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

9.	MISCELLANEOUS

(a)        Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Investor.

(b)        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement, and the rights and obligations of the Investor hereunder, may be assigned by the Investor to any person or entity to which Registrable

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Securities are transferred by the Investor, and such transferee shall be deemed to have acquired all of the rights and obligations of the Investor for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company and provided that any such transfer shall be made strictly in accordance with all applicable laws; and provided, further, that such rights may not be held or exercised by more than one transferee of a single original Investor named herein at any one time. The Company may not assign its rights under this Agreement except to its successors-in-interest as a result of a merger, reorganization or a sale of all or substantially all of the assets of the Company.

(c)        This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

(d)       All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications to Investors shall be sent to the address of such Investor set forth on such Investor’s signature page to this Agreement and all communications sent to the Company shall be sent as follows:

If to the Company:

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, CA 90036

Attention:  Wayne-Kent A. Bradshaw, President and CEO

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with a copy to:

Arnold & Porter LLP

777 South Figueroa Street, 44th Floor

Los Angeles, CA 90017

Facsimile No:  213-243-4199

Attention:  James R. Walther, Esq.

(e)        Wherever the term “including” is used herein, it shall be deemed to mean “including, without limitation.”

(f)         In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(g)        If, and as often as, there is any change in the Common Stock or the Non-Voting Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Non-Voting Preferred Stock as so changed.

(h)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Delaware. The parties agree to submit to the jurisdiction of the courts of the State of Delaware in any proceeding involving this Agreement.

(i)         THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE COMPANY AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

(j)        The headings or captions of the various Sections and other divisions of this Agreement are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Agreement.

(k)        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled, without the

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necessity of posting a bond, to specific performance of the terms hereof, this being in addition to any other remedies to which a party is entitled at law or equity.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw
	Name:	Wayne-Kent A. Bradshaw
	Title:	President and Chief Executive Officer

CJA PRIVATE EQUITY FINANCIAL
RESTRUCTURING MASTER FUND I LP

By:	CJA Private Equity Financial Restructuring GP I Ltd., its General Partner

By:	/s/ Christopher J. Acito
Name: Christopher J. Acito
Title: Managing Member

Address for Notices:

CJA Private Equity Financial Restructuring
Master Fund I LP
c/o Hedgserv, Ltd.
Attention: Mr. Donal Murphy
75 St Stephens Green - 2nd Floor
Dublin 2 Ireland

with copies to:

CJA Private Equity Financial Restructuring
Master Fund I LP
c/o Gapstow Capital Partners LP
Attention: Virginia Hathorn
130 East 59th Street - 12th Floor
New York, NY 10022

Wiggin and Dana LLP
2 Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No: 203-363-7676
Attention: Mark Kaduboski, Esq.

[Signature Page to Registration Rights Agreement]

NATIONAL COMMUNITY INVESTMENT FUND

By:	/s/ Saurabh Narain
Name: Saurabh Narain
Title: Chief Executive

Address for Notices:

National Community Investment Fund
135 South La Salle, Suite 2040
Chicago, IL 60603
Attention: Saurabh Narain

bbcn bancorp, inc.

By:	/s/ Mark Lee
Name: Mark Lee
Title: Executive Vice President and Chief Credit officer

Address for Notices:

BBCN Bancorp, Inc.
3731 Wilshire Boulevard, Suite 1000
Los Angeles, CA 90010
Attention: Executive Vice President and Chief Financial
Officer

Schedule I

1.	Subscription Agreement, dated August 22, 2013, between the Company and CJA Private Equity Financial Restructuring Master Fund I, L.P.

2.	Exchange Agreement, dated August 22, 2013, between the Company and National Community Investment Fund.

3.	Loan Purchase and Sale Agreement, dated August 22, 2013, between BBCN Bank and National Community Investment Fund.

4.	Exchange Agreement, dated August 22, 2013, between the Company and BBCN Bancorp, Inc.

5.	Agreement for Partial Satisfaction of Debt Previously Contracted, dated August 22, 2013, between the Company and BBCN Bank.